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                                                                   EXHIBIT 99.02

                            RESIDUAL VALUE OBLIGATION

         QUARTERLY CERTIFICATE FOR THE QUARTER ENDED SEPTEMBER 30, 2002

  The information below is being disclosed pursuant to the Residual Value Obligation Agreement dated as of April 3, 2000 between Associates First Capital Corporation and JPMorgan Chase Bank (formerly The Chase Manhattan
  Bank), as Trustee. Terms used and not otherwise defined herein have the meaning assigned to them in the Residual Value Agreement.

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
Securitization Distribution Dates during quarter:      July 15, 2002       August 15, 2002                    September 16, 2002

Allocation Dates during quarter:                       July 16, 2002       August 16, 2002                    September 17, 2002

Payment Date during quarter:                                                                                                  NA

AFCC Amount at beginning of quarter:                                                                          $      535,606,192

AFCC Amount at end of quarter:                                                                                $      525,637,151

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ON THE PAYMENT DATE DURING THE QUARTER:

Accrued RVO Payment Amount as of the immediately preceding Allocation Date:                                   $                -

Interest accrued on Accrued RVO Payment Amount since immediately preceding
Allocation Date:                                                                                              $                -

Accrued RVO Payment Amount as of such Payment Date:                                                           $                -

Number of RVO's outstanding as of the applicable record date                                                                 N/A

Payment per RVO:                                                                                              $                -

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AS OF THE FIRST ALLOCATION DATE DURING THE QUARTER:

RESIDUAL CASH FLOW:

        Residual Cash Flow Allocated for current period                                                       $       19,516,099

        Cumulative Residual Cash Flow not covered by allocation (to be carried forward)                       $                -

        Excess Litigation Reserve allocated:                                                                  $                -

RVO EXPENSES:

        Residual Cash Flow allocated to RVO Expenses:                                                         $             0.00

        Cumulative RVO Expenses not covered by allocation (to be carried forward):                            $                -

LITIGATION EXPENSES:

        Residual Cash Flow allocated to Litigation Expenses:                                                  $            (0.00)

        Cumulative Litigation Expenses not covered by allocation (to be carried forward):                     $                -
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
AFCC AMOUNT:

        AFCC Amount at end of immediately preceding Allocation Date:                                          $      535,606,192

               plus:  AFCC Interest added on immediately preceding Securitization
                      Distribution Date:                                                                      $        6,695,077

               less:  Residual Cash Flow allocated to AFCC Amount:                                            $      (19,516,099)

        AFCC Amount after allocation:                                                                         $      522,785,171

ACCRUED RVO PAYMENT AMOUNT:

        Residual Cash Flow allocated to Accrued RVO Payment Amount on such
        Allocation Date:                                                                                      $                -

               plus:  cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment
                      Date on which RVO Payments were made:                                                   $                -

        Accrued RVO Payment Amount on such Allocation Date:                                                   $                -

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AS OF THE SECOND ALLOCATION DATE DURING THE QUARTER:

RESIDUAL CASH FLOW:

        Residual Cash Flow allocated for current period                                                       $        4,752,801

        Cumulative Residual Cash Flow not covered by allocation (to be carried forward)                       $                -

        Excess Litigation Reserve allocated:                                                                  $                -

RVO EXPENSES:

        Residual Cash Flow allocated to RVO Expenses:                                                         $                -

        Cumulative RVO Expenses not covered by allocation (to be carried forward):                            $                -

LITIGATION EXPENSES:

        Residual Cash Flow allocated to Litigation Expenses:                                                  $                -

        Cumulative Litigation Expenses not covered by allocation (to be carried forward):                     $                -

AFCC AMOUNT:

        AFCC Amount at end of immediately preceding Allocation Date:                                          $      522,785,171

               plus:  AFCC Interest added on immediately preceding Securitization
                      Distribution Date:                                                                      $        6,534,815

               less:  Residual Cash Flow allocated to AFCC Amount:                                            $       (4,752,801)

        AFCC Amount after allocation:                                                                         $      524,567,184

ACCRUED RVO PAYMENT AMOUNT:

        Residual Cash Flow allocated to Accrued RVO Payment Amount on such
        Allocation Date:                                                                                      $                -

               plus:  cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment
                      Date on which RVO Payments were made:                                                   $                -

        Accrued RVO Payment Amount on such Allocation Date:                                                   $                -

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
AS OF THE THIRD ALLOCATION DATE DURING THE QUARTER:

RESIDUAL CASH FLOW:

        Residual Cash Flow allocated for current period                                                       $        5,486,314

        Cumulative Residual Cash Flow not covered by allocation (to be carried forward)                       $                -

        Excess Litigation Reserve allocated:                                                                  $                -

RVO EXPENSES:

        Residual Cash Flow allocated to RVO Expenses:                                                         $                0

        Cumulative RVO Expenses not covered by allocation (to be carried forward):                            $                -

LITIGATION EXPENSES:

        Residual Cash Flow allocated to Litigation Expenses:                                                  $             (809)

        Cumulative Litigation Expenses not covered by allocation (to be carried forward):                     $                -

AFCC AMOUNT:

        AFCC Amount at end of immediately preceding Allocation Date:                                          $      524,567,184

               plus:  AFCC Interest added on immediately preceding Securitization
                      Distribution Date:                                                                      $        6,557,090

               less:  Residual Cash Flow allocated to AFCC Amount:                                            $       (5,487,123)

        AFCC Amount after allocation:                                                                         $      525,637,151

ACCRUED RVO PAYMENT AMOUNT:

        Residual Cash Flow allocated to Accrued RVO Payment Amount on such
        Allocation Date:                                                                                      $                -

               plus:  cumulative Residual Cash Flow allocated to, and cumulative interest accrued on, Accrued RVO Payment Amount since most recent Payment
                      Date on which RVO Payments were made:                                                   $                -

        Accrued RVO Payment Amount on such Allocation Date:                                                   $                -

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